UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 22, 2013

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

Address of Principal Executive Offices, Including Zip Code

(212) 758-6622

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   REGULATION FD DISCLOSURE.

On January 24, 2013, the Company issued a press release (attached hereto as Exhibit 99.1) entitled ‘Pennsylvania Legislature Releases Report on the Economic and Environmental Benefits of a Competitively-Bid Nutrient Reduction Program’  and has placed the press release on its website:  www.biontech.com.

On January 22, 2013, the Company placed a high definition video of the presentation of Craig Scott,  Bion’s Vice President – Capital Markets, "NINE" – Noble Financial Capital Markets’ Ninth Annual Equity Conference and a copy of the presentation materials have been placed on the Company's website, www.biontech.com.  The webcast will be archived on Bion’s website for 90 days.

ITEM 8.01  OTHER EVENTS.

On January 22, 2013,  the Pennsylvania Legislative Budget and Finance Committee published a study detailing the economic and environmental benefits that would result from the implementation of a competitively bid, request for proposal (RFP) program for nitrogen reductions to fulfill Pennsylvania’s obligations under the US EPA-mandated Chesapeake Bay Total Maximum Daily Load (CB TMDL). The Company is mentioned in the report numerous times. Bion supports the basic conclusions and recommendations of the report. Links to both the full report and a summary are available on the homepage of Bion’s website at www.biontech.com.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits:

Exhibit Number	Description

99.1

Press release (dated January 24, 2013) (filed electronically herewith) entitled ‘Pennsylvania Legislature Releases Report on the Economic and Environmental Benefits of a Competitively-Bid Nutrient Reduction Program’

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bion Environmental Technologies, Inc.

Date:  January 25, 2013

By: /s/ Mark A. Smith

       Mark A. Smith, President